UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

CANNABIS SCIENCE, INC.

(Exact name of registrant as specified in charter)

Nevada	000-28911	91-1869677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6946 N Academy Blvd., Suite B #254 Colorado Springs, Colorado	80918
(Address of principal executive offices)	(Zip Code)

1-888-889-0888

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Item 3.02.

Unregistered Sales of Equity Securities.

On May 21, 2015, Cannabis Science, Inc. (the “Company”), entered into a Joint Development Agreement (the “Agreement”) with IGXBio, Inc., a Delaware corporation (“IGXB”).  Pursuant to the Agreement the Company and IGXB will jointly develop and conduct a clinical protocol for an anti-inflammatory utilizing cannabinoids and GenePro®, a DNA based immunotherapy with a FDA IND number.  Each company will retain ownership of their respective intellectual property and equally own any new products or drugs derived from the Agreement.  The term of the Agreement is initially for 4 years with an automatic renewal provision.  The Company will issue IGXB 5 million shares of restricted common stock pursuant to the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNABIS SCIENCE, INC.
Date: May 26, 2015	By: /s/ Raymond C. Dabney
Raymond C. Dabney, President & C.E.O.